SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 16, 2003

M.D.C. Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	1-8951 (Commission File Number)	84-0622967 (IRS Employer Identification #)

3600 South Yosemite Street, Suite 900, Denver, CO 80237
(Address of Principal Executive Office)

(303) 773-1100

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS
Item 7. EXHIBITS.
SIGNATURES
Exhibit Index
EX-1.1 Form of Underwriting Agreement
EX-5.1 Opinion of Holme Roberts & Owen LLP

ITEM 5. OTHER EVENTS

     In connection with the offering by the Registrant of an additional $200,000,000 of the Registrant’s 51/2% Senior Notes due 2013 issued pursuant to the Indenture dated as of December 3, 2002 and Supplemental Indenture dated as of May 19, 2003:

     1. On December 8, 2003, the Registrant and certain of its subsidiaries entered into an Underwriting Agreement, a form of which is attached as Exhibit 1.1 to this Current Report on Form 8-K.

     2. Holme Roberts & Owen LLP provided the Registrant with the legal opinion attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7. EXHIBITS.

Exhibit No.	Description

1.1	Form of Underwriting Agreement dated as of December 8, 2003, by and among the Registrant, M.D.C. Land Corporation, RAH of Texas, LP, RAH Texas Holdings, LLC, Richmond American Construction, Inc., Richmond American Homes of Arizona, Inc., Richmond American Homes of California, Inc., Richmond American Homes of California (Inland Empire), Inc., Richmond American Homes of Colorado, Inc., Richmond American Homes of Maryland, Inc., Richmond American Homes of Nevada, Inc., Richmond American Homes of Texas, Inc., Richmond American Homes of Utah, Inc., Richmond American Homes of Virginia, Inc., Richmond American Homes of West Virginia, Inc., Richmond American Homes of Florida, LP, and Citigroup Global Markets Inc., Banc One Capital Markets, Inc. and Wachovia Capital Markets, LLC, as representatives of the several Underwriters.

5.1	Opinion of Holme Roberts & Owen LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M.D.C. HOLDINGS, INC

Dated: December 16, 2003	By:	/s/ Joseph H. Fretz

Joseph H. Fretz Secretary and Corporate Counsel

Exhibit Index

Exhibit No.	Description

1.1	Form of Underwriting Agreement dated as of December 8, 2003, by and among the Registrant, M.D.C. Land Corporation, RAH of Texas, LP, RAH Texas Holdings, LLC, Richmond American Construction, Inc., Richmond American Homes of Arizona, Inc., Richmond American Homes of California, Inc., Richmond American Homes of California (Inland Empire), Inc., Richmond American Homes of Colorado, Inc., Richmond American Homes of Maryland, Inc., Richmond American Homes of Nevada, Inc., Richmond American Homes of Texas, Inc., Richmond American Homes of Utah, Inc., Richmond American Homes of Virginia, Inc., Richmond American Homes of West Virginia, Inc., Richmond American Homes of Florida, LP, and Citigroup Global Markets Inc., Banc One Capital Markets, Inc. and Wachovia Capital Markets, LLC, as representatives of the several Underwriters.

5.1	Opinion of Holme Roberts & Owen LLP.